Exhibit (a)(1)(i)

FIDELITY PRIVATE CREDIT FUND

For Clients who purchased shares through National Financial Services LLC

If you do not want to sell your shares of beneficial

interest at this time, please disregard this notice.

This is simply a notification of the Fund’s repurchase offer.

February 1, 2024

Dear Shareholder:

This letter serves to inform you of important dates relating to a repurchase offer by Fidelity Private Credit Fund (the “Fund”). If you are not interested in selling your shares of beneficial interest in the Fund (“Shares”) for repurchase at this time, please disregard this notice and take no action.

Please note that, except as described below, the sale of Shares that have been issued on or after April 1, 2023 will be subject to an “early repurchase deduction” (except, at the discretion of the Fund, in the case of death, divorce or qualified disability of a shareholder), which will reduce your proceeds by 2%. Shares that are issued pursuant to the Fund’s distribution reinvestment plan and tendered shall not be subject to the early repurchase deduction. In addition, the sale of Shares may also be subject to income and transfer taxes.

The tender offer period will begin on February 1, 2024 and end at 4:00 p.m., Eastern Time, on February 29, 2024. The purpose of the tender offer is to provide liquidity to shareholders of the Fund. Shares may be presented to the Fund for repurchase only by tendering them during one of the Fund’s announced tender offers.

If you do not wish to sell your Shares for any reason, simply disregard this notice. No action is required if you do not wish to sell any portion of your Shares at this time.

If you are interested in tendering your shares, please contact your Financial Advisor with your tender instructions. Please allow for additional processing time as the letter of transmittal must ultimately be received and in good order by the Fund’s Transfer Agent by 4:00 p.m., Eastern Time, February 29, 2024. Any request received after the expiration date or not in good order will not be considered.

If you have any questions, please contact your Financial Advisor or refer to the attached Offer to Purchase document, which contains additional important information about the repurchase offer.

Sincerely,

Fidelity Private Credit Fund

FIDELITY PRIVATE CREDIT FUND

For Clients who purchased shares through a Fidelity Advisor

If you do not want to sell your shares of beneficial

interest at this time, please disregard this notice.

This is simply a notification of the Fund’s repurchase offer.

February 1, 2024

Dear Shareholder:

This letter serves to inform you of important dates relating to a repurchase offer by Fidelity Private Credit Fund (the “Fund”). If you are not interested in selling your shares of beneficial interest in the Fund (“Shares”) for repurchase at this time, please disregard this notice and take no action.

Please note that, except as described below, the sale of Shares that have been issued on or after April 1, 2023 will be subject to an “early repurchase deduction” (except, at the discretion of the Fund, in the case of death, divorce or qualified disability of a shareholder), which will reduce your proceeds by 2%. Shares that are issued pursuant to the Fund’s distribution reinvestment plan and tendered shall not be subject to the early repurchase deduction. In addition, the sale of Shares may also be subject to income and transfer taxes.

The tender offer period will begin on February 1, 2024 and end at 4:00 p.m., Eastern Time, on February 29, 2024. The purpose of the tender offer is to provide liquidity to shareholders of the Fund. Shares may be presented to the Fund for repurchase only by tendering them during one of the Fund’s announced tender offers.

If you do not wish to sell your Shares for any reason, simply disregard this notice. No action is required if you do not wish to sell any portion of your Shares at this time.

If you are interested in tendering your shares, please contact your Fidelity representative with your tender instructions. Please allow for additional processing time as the letter of transmittal must ultimately be received and in good order by the Fund’s Transfer Agent by 4:00 p.m., Eastern Time, February 29, 2024. Any request received after the expiration date or not in good order will not be considered.

If you have any questions, please contact your Fidelity representative or refer to the attached Offer to Purchase document, which contains additional important information about the repurchase offer.

Sincerely,

Fidelity Private Credit Fund